UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 8, 2025

La Rosa Holdings Corp.
(Exact name of registrant as specified in its charter)

Nevada	001-41588	87-1641189
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1420 Celebration Blvd., 2nd Floor Celebration, Florida	34747
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (321) 250-1799

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	LRHC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On January 8, 2025, La Rosa Holdings Corp., a Nevada corporation (the “Company”), and an institutional accredited investor (the “Holder”), entered into that certain waiver (the “Waiver”), waiving the Event of Default (as defined in the Notes) under that certain senior secured promissory note dated February 20, 2024 (the “First Note”), to that certain senior secured promissory note dated April 1, 2024 (the “Second Note”), and to that certain senior secured promissory note dated July 16, 2024 (the “Third Note”, and collectively with the First Note and Second Note, the “Notes”), and the First Warrants (as defined below).

As previously reported in Current Reports of the Company on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on February 26, 2024, April 5, 2024, and July 19, 2024, the Company and the Holder entered into the Notes, pursuant to securities purchase agreements dated February 20, 2024, April 1, 2024, and July 16, 2024, respectively (the “Agreements”). Pursuant to each of the Agreements, the Company issued those certain First Warrants (as defined in each of the Agreements) on or around February 20, April 1, and July 16, 2024 (collectively, the “First Warrants”).

Pursuant to the Waiver, the parties agreed that:

1.	Holder waives the rights to all default penalties, default interest, and acceleration of any amounts owed under the Notes and the First Warrants, as a result of the Company’s failure to cause Baxpi Holdings LLC, a Florida limited liability company, to immediately execute and deliver an additional debtor joinder under the security agreements entered into in connection with the Notes. At the same time, the Holder shall retain all related rights under (i) Sections 1.2(c), 1.6(e) of the Notes, and (ii) Section 2(b) of the First Warrants, and (iii) the right to effectuate conversions of the Notes under Section 4 of that certain Global Amendment (the “Amendment”) to the Notes entered into by and between the Company and Holder on or around September 25, 2024. The Holder can effectuate conversion of the Notes into common stock (1) pursuant to that certain conversion notice, dated January 8, 2025, under the Third Note; (2) at any time starting February 1, 2025, or (3) before February 1, 2025 if a New Triggering Event occurs.

“New Triggering Event” shall mean (i) the Company at its option gives written notice to the Holder to permit the Holder to voluntarily effectuate a conversion of any of the Notes, (ii) an Event of Default occurs under any of the Notes, or (iii) the Company fails to use the Proceeds (as defined below) towards the repayment of the Notes.

2.	Within two (2) business days of raising any cash proceeds from the sale of securities pursuant to its Form S-3 filed on or around November 22, 2024, and declared effective by the SEC on or around December 19, 2024 (the “Proceeds”), the Company shall pay 100% of such Proceeds to the Holder towards the repayment of the Notes, excluding any Proceeds from the sale of the securities on or before January 8, 2025.

3.	There was no Event of Default under the Notes that were not waived by the Holder.

4.	With respect to a certain future financing contemplated by the Company, the Holder waived the restriction for the Company to enter into a Variable Rate Transaction (as defined in the Agreements) and the consummation of such financing shall not be considered an Event of Default so long as all amounts outstanding under the Notes are repaid in the entirety on the date of the closing of such financing.

The preceding description of the Waiver purport to be a summary only and is qualified in its entirety by reference to the full text of such document, a copy of which is filed as Exhibit 4.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information outlined in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Form of Waiver to the Notes, dated January 8, 2025.
104	Cover Page Interactive Data File (embedded with the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 10, 2025	LA ROSA HOLDINGS CORP.

	By:	/s/ Joseph La Rosa
	Name:	Joseph La Rosa
	Title:	Chief Executive Officer

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